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                                                                      Exhibit 21



                         Subsidiaries of the Registrant




                                                                    Jurisdiction
                                                                         Of
                                                                   Incorporation

         Avenue Pictures, Inc.*                                      Delaware

         Wombat Productions, Inc.*                                   Delaware








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*100% owned